UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

SciClone Pharmaceuticals, Inc.

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Corporate Contact

Ana Kapor

SciClone Pharmaceuticals, Inc.

650.358.3437

investorrelations@sciclone.com

SCICLONE PHARMACEUTICALS TO PRESENT AT

BIO CEO & INVESTOR CONFERENCE

FOSTER CITY, CA – February 2, 2009 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today announced that Friedhelm Blobel, Ph.D., President and Chief Executive Officer, will present a corporate overview at the BIO CEO & Investor Conference 2009 on February 9, 2009 at 12:00 p.m. ET in New York City. Dr. Blobel plans to discuss expectations for 2008 financial results and guidance for certain 2009 milestones and financial expectations. A live audio webcast of the corporate presentation can be accessed through a link located in the Investor Relations section of SciClone’s website at www.sciclone.com.

About SciClone

SciClone Pharmaceuticals, Inc. (NASDAQ:SCLN) is a global biopharmaceutical company dedicated to developing and commercializing promising therapies for life-threatening diseases. SciClone’s corporate infrastructure leverages diverse global resources to finance growth in multiple markets and fund development of its advanced pipeline of mid- to late-stage product candidates. SciClone’s lead product, ZADAXIN®, is approved for sale in over 30 countries for the treatment of hepatitis B, hepatitis C, and certain immune-sensitive cancers. According to SciClone’s most recent publicly issued guidance, sales of ZADAXIN are expected to grow for the full year 2008 by more than 40% compared to 2007. SciClone has several products in clinical development, consisting of thymalfasin for stage IV melanoma, RP101 for the treatment of pancreatic cancer, and SCV-07 for the treatment of HCV and oral mucositis; and, awaiting approval in China, DC Bead™ for the treatment of liver cancer. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the business, products and financial results of SciClone Pharmaceuticals, Inc. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These risks and uncertainties include developments with respect to our products as well as the outcome of the director nomination notice received by SciClone in December 2008 from a company controlled by Sigma-Tau Finanziaria S.p.A. Please also refer to other risks and uncertainties described in SciClone’s filings with the Securities and Exchange Commission. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

Important Information/ Solicitation Participants Legend

SciClone Pharmaceuticals, Inc. will file a proxy statement in connection with its 2009 annual meeting of stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that SciClone files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to SciClone Pharmaceuticals, Inc., Attn: Investor Relations, 950 Tower lane, Suite 900, Foster City, CA 94404, or from SciClone at www.sciclone.com.

SciClone, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the SciClone stockholders in connection with the 2009 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in SciClone’s proxy statement filed on May 5, 2008 for the 2008 annual meeting of stockholders. To the extent that holdings of SciClone securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of SciClone will be contained in the proxy statement referred to in the preceding paragraph.